UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

May 12, 2015
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 12, 2015, the Company held its 2015 Annual Meeting of Shareholders.  At the meeting, the shareholders voted to: (1) elect eight directors; (2) approve, on an advisory basis, the compensation of our named executive officers; (3) ratify the appointment of PMB Helin Donovan as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and (4) approve an amendment to the 2011 Stock Incentive Plan. The voting results on these proposals were as follows:

Proposal 1: Election of Eight Directors

Director	Votes For	Withheld	Broker Non-Votes
Jeff A. Hawthorne	2,056,982	189,661	6,706,726
Bernard T. Marren	2,004,444	242,199	6,706,726
Carl J. Yankowski	2,056,533	190,110	6,706,726
Bruce I. Berkoff	1,915,115	331,528	6,706,726
Ross A. Young	2,043,189	203,454	6,706,726
William Wayne Patterson	2,034,895	211,748	6,706,726
Anthony J. LeVecchio	2,056,678	189,965	6,706,726
Malcolm J. Thompson	2,042,739	203,904	6,706,726

Proposal 2: Approve, on advisory basis, the compensation of our named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,921,870	298,510	26,263	6,706,726

Proposal 3: Ratification of the appointment of PMB Helin Donovan as the Company’s independent registered public accounting firm for the year ended December 31, 2015

Votes For	Votes Against	Abstentions
8,748,699	161,885	42,785

Proposal 4: Approval of an Amendment to the Uni-Pixel, Inc. 2011 Stock Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,865,267	355,458	25,918	6,706,726

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 12, 2015	By:	/s/ Jeffrey W. Tomz
		Name:	Jeffrey W. Tomz
		Title:	Chief Financial Officer